FRANK J. HARITON o  ATTORNEY - AT - LAW
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1065 Dobbs Ferry Road o White  Plains o New York 10607 o (Tel) (914) 674-4373
o (Fax) (914) 693-2963 o (e-mail) hariton@sprynet.com

                                                 New York City Office
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                                     (Tel) (212) 695-6000 o (Fax) (212) 695-6007


                                                                  March 21, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Kushi Natural Foods Corp. (the "Company")
                  Registration   Statement  on  Form  10-SB  (the  "Registration
                  Statement") relating to the Company's Common Stock, par value $.0001 per share "the "Shares")

Gentlemen:

     I have been requested by the Company, a Delaware corporation, to furnish you with my opinion as to the maters hereinafter set forth in connection with the above captioned Registration Statement (the "Registration Statement")covering the Shares.

     In connection with this opinion, I have examined the Registration Statement (as amended through the date hereof), the Certificate of Incorporation and By-Laws of the Company, each as amended to date, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Company is a corporation in good standing under the laws of the State of Delaware and that all of the Company's issued and outstanding Shares, as described in the Registration Statement, are legally issued fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York, the internal corporate laws of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Frank J. Hariton

                                                        Frank J. Hariton